                                                                     Exhibit 5.1



                                                      May 25, 2000



Advanta Business Receivables Corp.
639 Isbell Road, Suite 390
Reno, Nevada 89509

         Re:      ADVANTA BUSINESS CARD MASTER TRUST
                  ASSET BACKED NOTES

Ladies and Gentlemen:

                  We have acted as special counsel for Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with the filing by ABRC, on behalf of Advanta Business Card Master Trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-32874 (the "Registration Statement"), and Amendment No. 1 to the Registration Statement, filed by ABRC under the Act, registering its Asset Backed Notes secured by receivables in a portfolio of business revolving credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as
Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Indenture (the "Series Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.2 to the Registration Statement.

                  We have examined the Registration Statement, the form of Indenture and the form of Series Supplement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of ABRC.

         We have assumed that at the time of execution, authentication, issuance and delivery of any Series of Notes, each of the following will be true: (i) each of the Trust and the Indenture Trustee will be duly formed and validly existing under the laws of the jurisdiction of its formation; (ii) each of the Trust and the Indenture Trustee will have the requisite power and authority to execute, deliver, and perform its obligations under, the Indenture and the related Series Supplement; (iii) each of the

Advanta Business Receivables Corp.
May 25, 2000
Page 2


Indenture and the related Series Supplement will constitute the legal, valid and binding obligation of the Indenture Trustee, and will be enforceable against the Indenture Trustee in accordance with its respective terms; (iv) no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court will be required for the execution, delivery and performance of the Indenture or the related Series Supplement by the Trust or the Indenture Trustee or the consummation of the transactions contemplated thereby; (v) there will be no action, proceeding or investigation pending or threatened against the Trust or the Indenture Trustee before any court, governmental agency or body or other tribunal (a) asserting the invalidity of the Indenture or the related Series Supplement or such Notes, (b) seeking to prevent the issuance of such Notes or the consummation of any of the transactions contemplated by the Indenture or the related Series Supplement, or
(c) which would adversely affect the performance by the Trust or the Indenture Trustee of its obligations under, or the validity or enforceability of, the Indenture or the related Series Supplement; and (vi) none of the issuance or sale of such Notes, or the execution, delivery or performance of the Indenture or the related Series Supplement by the Trust or the Indenture Trustee (a) will conflict with or result in a breach of, or will constitute a default under (1) any term or provision of any material agreement, contract instrument or indenture to which the Trust or the Indenture Trustee is a party or to which it is bound, (2) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Trust or the Indenture Trustee, or (3) any law, rule or regulation, or (b) will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

                  Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

                  1. When the Indenture and the Series Supplement relating to a particular Series of Notes have been duly authorized, executed and delivered by each of the Trust and the Indenture Trustee, the Indenture and such Series Supplement will constitute binding obligations of the Trust.

                  2. When the Notes of a particular Series have been duly authorized by the Trust, and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the related Series Supplement, such Notes will be fully paid, nonassessable and validly issued and will constitute binding obligations of the Trust.

                  Our opinions set forth above in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

Advanta Business Receivables Corp.
May 25, 2000
Page 3


                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement.

                                         Very truly yours,

                                         WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP